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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

Shareowners and Board of Directors
Maytag Corporation

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maytag Corporation 2002 Employee and Director Stock Incentive Plan of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                       ERNST & YOUNG LLP

Chicago, Illinois
May 14, 2002